Exhibit 99.1

PRESS RELEASE

UNITED COMMUNITY BANCORP ANNOUNCES PASSING OF DIRECTOR G. MICHAEL SEITZ

Lawrenceburg, Ind., November 16, 2015 - United Community Bancorp (the “Company”) (Nasdaq: UCBA) today announced that G. Michael Seitz, a director of the Company and its wholly owned subsidiary United Community Bank, passed away on November 10, 2015.

“It is with profound sadness that we announce the passing last week of our dear friend and colleague, Mike Seitz,” stated E.G. McLaughlin, the Company’s President and Chief Executive Officer. “Mike served as a dedicated member of our Board of Directors and the Lawrenceburg business community for many years. The prayers and deepest sympathies of the United Community family go out to all of Mike’s family and friends.”

United Community Bancorp is the holding company of United Community Bank, headquartered in Lawrenceburg, Indiana. The Bank currently operates eight offices in Dearborn County and Ripley County, Indiana.

Contact:	United Community Bancorp
E.G. McLaughlin, President and Chief Executive Officer
(812) 537-4822